UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On November 29, 2007, Intersections Inc., a Delaware corporation (the "Company"), amended its $40,000,000 credit agreement (the "Credit Agreement") with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto from time to time to remove the requirement that the Company maintain compliance with a minimum consolidated tangible net worth covenant (the "Amendment"). The Credit Agreement, which consists of a revolving credit facility in the amount of $25,000,000 and a term loan facility in the amount of $15,000,000, is secured by substantially all of the Company's assets and a pledge by the Company of stock and membership interests it holds in certain of its domestic and foreign subsidiaries.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement Material Definitive Agreement

The information set forth above in Item 1.01 regarding the Amendment is hereby incorporated into Item 2.03(a) by reference.

Item 8.01        Other Events

On November 30, 2007, the Company completed the previously announced acquisition of Net Enforcers, Inc., and Net Enforcers has become a wholly-owned subsidiary of the Company. The aggregate consideration paid by the Company in connection with the closing was funded from borrowings under the Credit Agreement described in Item 1.01 above.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 4, 2007

INTERSECTIONS INC. By: /s/ Madalyn Behneman Name: Madalyn Behneman Title: Principal Financial Officer